Titan Global Consummates First Step in Planned Acquisition of Assets of Nexus Nano Electronics
Monday November 5, 8:37 am ET

Titan Acquired Various Financial Instruments Secured by Nexus Nano Electronics Assets

DALLAS--(BUSINESS WIRE)--Titan Global Holdings, Inc. ("Titan") (OTCBB:TTGL), a high growth diversified holding company, has announced the successful completion of its first step in a planned acquisition of the assets of Nexus Nano Electronics, Inc. (“Nexus”), a manufacturer of custom circuit boards for aerospace, defense and other industries.

The highlights of the strategic Nexus acquisition are as follows:

•	Pursuant to Titan’s Acquired Rights, it Intends to Exercise its Legal Rights and Remedies on Nexus-Secured Financial Instruments

•	The Transaction was Completed on an All-Equity Debt-Free Basis

•	Titan Expects to Integrate Nexus Products and Services into Titan Electronics Division to Grow Revenues and Market Share

Under the equity-based transaction, Titan Nexus, Inc., a wholly owned subsidiary of Titan Electronics Group, acquired by assignment from YA Global Investments, LP, various debt and equity instruments secured with Nexus assets. Titan intends to exercise its legal rights as its secured lender to obtain ownership of Nexus’ assets. Following the exercise of its rights, Titan intends to combine Nexus’ assets with the operations of its Titan Electronics Group, creating valuable synergies and efficiencies.

Nexus manufactures custom circuit board products for a variety of industries including aerospace, defense contractors and alternate energy equipment producers. Nexus generated revenues of $12 million and $16 million in the periods ended June 30, 2007 and June 30, 2006, respectively. Nexus has 90 employees in its advanced facilities in Brandon, Vermont and Woburn, Massachusetts. Over the last year, Nexus struggled financially and had inadequate working capital to continue its operations.

“The agreement with YA Global to acquire its secured debt and equity instruments related to Nexus represented an opportunity for our Electronics Group to achieve valuable new synergies and efficiencies,” said Bryan Chance, President and Chief Executive Officer of Titan Global Holdings. “Our strategic equity partners identified this opportunity and helped us structure the transaction in a manner that resulted in the issuance of equity and no debt. We will move quickly to exercise our legal rights on these assets and integrate them into Titan Electronics Group.”

Under the terms of the assignment, Titan Electronics Group, a wholly owned subsidiary of Titan, issued YA Global $7.3 million of its convertible preferred stock and Titan Global Holdings issued YA Global 2 million shares of its common stock, valued at $2 per share equaled to the closing price of Titan’s stock on November 1, 2007. The convertible preferred stock issued to YA Global is convertible into the common stock of the planned spin out of Titan Electronics Group.

Titan’s Electronics Group includes companies that specialize in the manufacturing of advanced circuit boards and other high tech products for military and high-tech clients.

Titan Electronics Group operates two subsidiaries -- Titan PCB East, Inc. and Titan PCB West -- that specialize in the manufacturing of advanced circuit boards and other high-tech products for military and high-tech clients, such as Textron, generating record revenues in 2006. Titan's PCB East holds the highly coveted 31032 manufacturing certification from the U.S. Department of Defense.

Titan Electronics Group grew to $20 million in revenue in fiscal 2006 and $17 million in revenue in its three quarters of fiscal 2007. Titan had announced record guidance for its Electronics and Homeland Security Division in fiscal 2008. Titan anticipates this division will generate revenues of $30 Million and Net Operating Income of $1 million for the fiscal year ended August 31, 2008. Once Titan completes its legal steps with Nexus, it will upgrade the fiscal 2008 revenue and earnings guidance for Titan Electronics Group.

“We believe we can repeat the achievements of Titan’s Electronics and Homeland team with the operation and team at Nexus,” stated Curtis Okumura, President of Titan’s Electronics and Homeland Security Division. “Adding new products to our growing rep-centric organization should have a profoundly positive impact on Nexus’ revenue and preserve jobs for its talented and committed family of employees. We achieved similar results with our existing operations. Furthermore, we will efficiently integrate these facilities exploring many opportunities to exploit our economies of scale.”

About Titan Global Holdings

Titan Global Holdings is a diversified holding company with a dynamic portfolio of subsidiaries spanning international telecommunications, electronics and homeland security, consumer products and energy resources. Through our nine wholly-owned subsidiaries, we take advantage of valuable synergies between our subsidiaries to maximize revenue growth, internal development and strategic acquisitions. In fiscal 2006 Titan generated in excess of $109 million in revenues on a consolidated basis and projects fiscal 2008 revenues up to $747 million. Titan’s operating divisions include the following:

Titan’s Telecommunications Division addresses a range of high-growth markets in the telecommunications, wireless and mobile segments. Companies include Oblio Telecom, Inc., the second largest publicly-owned company focused on the international prepaid telecommunications segment, StartTalk, Inc., Pinless, Inc., Titan Wireless Communications, Inc. and Ready Mobile.

The Titan Global Energy Division aggregates traditional and next-generation energy and fuel assets that can provide significant opportunities for growth in one of the world’s largest and most critical markets.

Titan Global Brands integrates, protects and expands brand management capabilities to leverage and optimize growth across Titan’s worldwide distribution channels. We own or manage more than 100 brands that are distributed through efficient, overlapping and expansive distribution channels.

Titan Card Services capitalizes on the burgeoning multibillion dollar international prepaid money transfer sector. The Card Services division provides a seamless brand extension for Titan's growing family of prepaid products, currently sold through a nationwide network of more than 71,000 retailers.

Titan’s Electronics and Homeland Security Division includes Titan PCB East, Inc. and Titan PCB West, Inc. These companies specialize in the manufacture of advanced circuit boards and other electronic products for classified military and defense department customers, and other high-tech clients.

For more information, please visit: www.titanglobalholdings.com or http://www.b2i.us/irpass.asp?BzID=1314&to=ea&s=0.

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Forward-Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Act of 1995 -- With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of TTGL could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the company's operations or expansion, inability to hire and retain qualified personnel, changes in the general economic climate, including rising interest rate and unanticipated events such as terrorist activities. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements. For further risk factors see the risk factors associated with our Company, review our SEC filings.

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